Exhibit 107.1

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

TSS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

				Proposed Maximum	Proposed Maximum
	Title of Securities	Fee Calculation	Amount to Be	Offering	Aggregate		Amount of
Security Type	to Be Registered	Rule	Registered(1)	Price per Share(2)	Offering Price(2)	Fee Rate	Registration Fee(2)
Equity	Award Agreement between Registrant and Kieran Brennan(3)	Rule 457(c) and (h)	450,000 shares	$4.81	$2,164,500	0.0001476	$319.49
Equity	Award Agreement between Registrant and Todd Marrott(4)	Rule 457(c) and (h)	300,000 shares	$4.81	$1,443,000	0.0001476	$212.99
Equity	Award Agreement between Registrant and Darryll Dewan(5)	Rule 457(c) and (h)	1,250,000 shares	$4.81	$6,012,500	0.0001476	$887.45
Equity	Award Agreement between Registrant and Daniel Chism(6)	Rule 457(c) and (h)	250,000 shares	$4.81	$1,202,500	0.0001476	$177.49

			TOTAL:		$10,822,500		$1,597.42

1

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from any stock split, stock dividend or other similar transaction.

2

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based on the average of the bid and asked prices of the Registrant’s common stock on September 11, 2024, as reported on the OTCQB marketplace.

3	The Award Agreement, dated January 27, 2018, between Registrant and Kieran Brennan authorizes the issuance of a maximum of 450,000 shares of common stock.
4	The Award Agreement, dated November 2, 2022, between Registrant and Todd Marrott authorizes the issuance of a maximum of 300,000 shares of common stock.
5	The Award Agreement, dated November 14, 2022, between Registrant and Darryll Dewan authorizes the issuance of a maximum of 1,250,000 shares of common stock.
6	The Award Agreement, dated June 7, 2024, between Registrant and Daniel Chism authorizes the issuance of a maximum of 250,000 shares of common stock.